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                                  EXHIBIT 99.1

             CENTER BANKS INCORPORATED EMPLOYEE STOCK PURCHASE PLAN





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                            CENTER BANKS INCORPORATED

                          EMPLOYEE STOCK PURCHASE PLAN

                                JANUARY 14, 1997

        1. PARTICIPATION; ADMINISTRATION. The Center Banks Incorporated Employee Stock Purchase Plan (the "Plan") is available to employees of Center Banks Incorporated (the "Company") and its subsidiary, Skaneateles Savings Bank (the "Bank"), each located at 33 East Genesee Street, Skaneateles, New York 13152-0460. The Plan covers up to 50,000 shares of the authorized and unissued common stock, par value $.01 per share (the "Common Stock"), of the Company. The Plan will be administered by the Personnel and Compensation Committee of the Board of Directors of the Company (the "Committee") consisting of not less than two members who shall be appointed by, and shall serve at the pleasure of, the Board of Directors of the Company.

        2. OFFERINGS; ELIGIBILITY. After the Plan becomes effective, one or more "Offerings," as determined by the Committee, may be made to eligible employees (as defined herein) to purchase shares of Common Stock subject to the Plan. The Offerings may be consecutive or concurrent, as determined by the Committee. With respect to each Offering, the Committee shall specify an "Offering Period" and the maximum number of shares of Common Stock that may be purchased under that Offering. Generally, an Offering Period shall be three (3) months, but no Offering Period may exceed six (6) months. Common Stock not sold under one Offering may be offered again in any other Offering. The Committee shall specify the "Effective Date" of each Offering under the Plan. Subject to Section 3, all eligible employees shall be granted the same rights and privileges under each Offering. Any employee may participate in the Plan who, on the Effective Date of an Offering under the Plan: (i) has been an employee for a period of one (1) year; and (ii) is customarily employed for more than twenty (20) hours per week and for more than five (5) months per year; provided, that the employee does not own stock possessing five percent (5%) or more of the combined voting power or value of all classes of stock of the Company, as defined by Section 423(b)(3) of the Internal Revenue Code (the "Code").

        3. PARTICIPATION IN OFFERINGS. Except as may be otherwise provided for herein, each employee who is eligible for and elects to participate in an Offering shall be granted a subscription right, as of the Effective Date of that Offering, for as many full shares of Common Stock as such employee may elect to purchase during the Offering Period applicable to that Offering, to be paid by payroll deductions during such period; provided, however, that the minimum deduction of an employee shall be Five Dollars ($5.00) per week or Ten Dollars ($10.00) every two weeks, depending on the employee's pay cycle, and the maximum deduction shall not exceed ten percent (10%) of an employee's gross weekly (or bi-weekly) pay, excluding overtime, bonuses or special pay. In no event shall any employee be granted a subscription right under the Plan: (i) which would permit such employee to purchase Common Stock under the Plan in any calendar year with a fair market value (determined as of the date such right is granted) of Twenty-Five Thousand Dollars ($25,000.00) or more (subject to the further limitations set forth in Section 423(b)(8) of the Code); or (ii) if, immediately after such right is granted, such employee would own, or hold outstanding options or rights to purchase, stock of the Company or of any subsidiary of the Company possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company. Subscription rights shall be valid for the time period set forth by the Committee. In order to participate in an Offering, an eligible employee must complete and forward a Payroll Deduction Authorization form to the designated payroll location on or before the date specified by the Committee for that particular Offering. This form will authorize a regular payroll deduction from



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that employee's compensation beginning on the date specified by the Committee for that particular Offering and continuing for the duration of the Offering Period applicable to that Offering. Payroll deductions may not be retroactive.

        4. PAYROLL DEDUCTIONS. The Company or the Bank will maintain a separate payroll deduction account for each employee participating in an Offering. With respect to each Offering under the Plan, an eligible employee may authorize a payroll deduction of not less than Five Dollars ($5.00) per week or Ten Dollars ($10.00) every two weeks, depending on the employee's pay cycle, and not more than ten percent (10%) of the eligible employee's gross weekly (or bi-weekly) pay, excluding overtime, bonuses or special pay. Participating employees may not change the amount of their payroll deductions during an Offering Period with respect to that Offering. The payroll deduction accounts of participating employees shall not bear interest.

        5. PURCHASE PRICE. The purchase price for a share of Common Stock under each Offering shall be the ninety-five percent (95%) of the Market Price as determined in the Pricing Period, computed to three decimal places. "Market Price" means the simple average of the daily high and low sale prices, computed to three decimal places, at which the Common Stock is traded, as quoted on the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ/NMS") during a Pricing Period. A "Trading Day" means a day on which (i) NASDAQ/NMS is open for the trading of securities, and (ii) the Common Stock is actually traded. The period encompassing the five (5) last Trading Days of any Offering Period constitutes the relevant "Pricing Period."

        6. TIMING OF PURCHASES. As of the last day of each Offering Period, each employee participating in the Offering to which that Offering Period is applicable shall be deemed to have exercised his or her subscription right to purchase shares of Common Stock. The payroll deduction account of each employee who exercises a subscription right shall be charged for the amount of such purchase and shares of Common Stock shall be issued to the employee's account with the Custodian in accordance with Section 7. Any balance remaining in the payroll deduction account of an employee at the end of an Offering Period shall be carried forward into the next Offering Period. If there is no further Offering Period, such balance shall be refunded to the employee.

        7. INVESTMENT ACCOUNT; ACCOUNT STATEMENTS. The Board of Directors, in its sole discretion, may from time to time appoint a custodian to hold the Common Stock purchased under the Plan (the "Custodian"). Registrar and Transfer Company has been appointed by the Board of Directors as the initial Custodian. The Custodian shall maintain a separate account (each an "Account") for each employee who participates in an Offering. Accounts shall be in the name of the employee or, if so indicated on such employee's Payroll Deduction Authorization form, in such employee's name jointly with one other person, with right of survivorship. Following each purchase of Common Stock on behalf of an employee, the Custodian will mail an Account statement to each employee participating in the Offering showing the number of shares of Common Stock purchased, the price per share of Common Stock and such employee's total number of shares of Common Stock accumulated under the Plan. An employee shall have the right at any time to obtain a certificate for the shares of Common Stock credited to such employee's Account, or to direct that any shares in such employee's Account be sold and the proceeds be remitted to such employee. When an employee ceases to be eligible to participate in the Plan, a certificate for the shares of Common Stock credited to such employee's Account shall be forwarded to such employee, unless such employee elects to have such shares of Common Stock sold by the Custodian and the proceeds remitted to such employee. In such case, the employee must pay for brokerage commissions incurred by the Company in connection with the Custodian's sale of such employee's Common Stock.



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        8. EXPENSES. There will be no expenses to employees for the administration of the Plan. Brokerage commissions and administrative fees associated with the Plan will be paid by the Company, except as provided in
Section 7 in connection with the Custodian's sale of an employee's Common Stock.

        9. STOCK CERTIFICATES. No Common Stock share certificates will be issued to an employee unless the employee so requests or until the employee's Account is terminated. No certificates for fractional shares of Common Stock will be issued.

        10. TERMINATION OF PARTICIPATION. Any employee may at any time and for any reason terminate participation in an Offering and permanently draw out the balance in his or her payroll deduction account which has not been applied toward the exercise of such employee's subscription right, and thereby withdraw from participation in the Offering under which such right was granted. Such employee may not thereafter participate in that Offering but shall, if such employee is otherwise eligible, be permitted to participate in any other Offering under the Plan. Partial withdrawals shall not be permitted.

        11. RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT. In the event an employee participating in an Offering retires or dies prior to the last day of the Offering Period applicable to that Offering, no further payroll deductions shall be taken from any compensation due and owing to such employee at such time. If such termination of employment occurs within three months of the last day of the Offering Period, such employee, or, in the event of such employee's death, the person or persons to whom such employee's subscription right passes by will or by the laws of descent and distribution (including such employee's estate during the period of administration), may request in writing prior to the last day of such Offering Period that such amounts be applied as of the last day of such Offering Period in the manner set forth in Section 5, as if the retirement or death of such employee had not occurred. If no such election to purchase shares pursuant to the Offering is made, the employee's accumulated payroll deductions will be refunded in cash, without interest. If an employee dies or retires before three months prior to the last day of the Offering Period, all future participation in the Offering shall cease and all accumulated payroll deductions in such employee's account shall be refunded. If the employment of an employee participating in an Offering is terminated for any reason other than retirement or death, such employee shall be entitled only to a refund of the amount in his payroll deduction account, without interest, and shall have no further rights under the Plan.

        12. NONTRANSFERABILITY OF RIGHTS. Subscription rights granted to an employee under this Plan are not transferable by such employee other than by will or the laws of descent and distribution and are exercisable during the lifetime of the employee only by such employee.

        13. PROPORTIONATE DISTRIBUTION. If the employees participating in an Offering subscribe for more than the total number of shares of the Common Stock specified by the Committee for that Offering, the amount of such shares of Common Stock subject to each such subscription shall be proportionately reduced to such whole number of shares of Common Stock as may be determined by the Committee, so that the aggregate of such shares of Common Stock subject to all such subscriptions does not exceed the specified number of shares of Common Stock for that Offering.

        14. DURATION; TERMINATION OF PLAN. The Plan shall terminate upon the earlier of: (i) the purchase by employees of all the shares of Common Stock subject to the Plan; or (ii) the termination of the Plan by the Board of Directors of the Company, in its sole discretion. No termination shall affect subscription rights previously granted under the Plan. Upon termination of the Plan for any



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reason, and the exercise or lapse of all subscription rights previously granted under the Plan, all amounts remaining in the payroll deduction accounts of participating employees shall be refunded, without interest.

        15. STOCK DIVIDENDS; STOCK SPLITS; RIGHTS. Notwithstanding any other provision of this Plan, in the event of any change in the outstanding Common Stock, by reason of a dividend payable in Common Stock, recapitalization, merger, consolidation, split-up, combination or exchange of shares, or the like, appropriate adjustments shall be made to the aggregate number of Common Stock subject to the Plan, the number of shares of Common Stock subject to outstanding subscription rights, the purchase price per share of Common Stock (in the case of shares of Common Stock subject to outstanding subscription rights), and the number of shares of Common Stock which may be subscribed to by any one employee, and such other adjustments deemed equitable by the Committee.

        16. NO RIGHT OF CONTINUED EMPLOYMENT. Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board of Directors or the Committee, nor any provision of the Plan itself, is intended or shall be construed so as to grant any person the right to remain in the employ of the Company or the Bank for any period or specific duration, and such person's employment may be terminated at any time, with or without cause (unless such employee's employment is governed by a separate employment agreement with the Company or the Bank, in which case the terms of such agreement shall govern).

        17. AMENDMENT OF PLAN. The Board of Directors may amend, supplement or terminate the Plan at any time; provided, however, that, with respect to changes or additions in order to make the Plan comply with Section 423 of the Code, the Board may not make any changes or additions which would adversely affect subscription rights previously granted under the Plan and may not, without the approval of the stockholders of the Company, make any changes or additions which would: (i) increase the aggregate number of shares of Common Stock subject to the Plan or which may be subscribed to by an employee; (ii) decrease the minimum purchase price for a share of Common Stock; or (iii) change any of the provisions of the Plan relating to eligibility for participation in Offerings.

        Additionally, subject to express provisions of the Plan and to such instructions and limitations as the Board of Directors may establish from time to time, the Committee shall have the authority to amend, supplement or terminate rules and regulations relating to the Plan. The Committee may interpret the Plan and may correct any defect or supply any omission or reconcile any inconsistency in the Plan to the extent necessary for the effective operation of the Plan. Any action taken by the Committee on the matters referred to in this Section shall be conclusive.

        18. GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of New York, Federal securities laws, the Rules and Regulations of the Securities and Exchange Commission, the rules and regulations of all other regulatory agencies and federal law. The Plan cannot be changed orally.

        19. EFFECTIVENESS. The Plan will become effective on or after January 21, 1997 as determined by the Board of Directors. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under
Section 423 of the Code, and the Plan is to be construed accordingly. The Plan may be terminated in the future if a sufficient number of employees are not participating in the Plan.




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        In Witness Whereof, the Company has caused this Employee Stock Purchase
Plan to be executed this 14th day of January, 1997.

                                        CENTER BANKS INCORPORATED


                                      By:  /s/ John P. Driscoll
                                           ------------------------------------
                                           John P. Driscoll
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer